Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Discover Financial Services (the “Company”) on Form 10-Q for the period ended September 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), each of David W. Nelms, Chairman of the Board and Chief Executive Officer of the Company, and R. Mark Graf, Executive Vice President and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: October 28, 2014

/s/ DAVID W. NELMS
David W. Nelms
Chairman of the Board and Chief Executive Officer
Date: October 28, 2014

/s/ R. MARK GRAF
R. Mark Graf
Executive Vice President and Chief Financial Officer